Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ruby Tuesday, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-32697, 333-03165, 33-20585, 333-39321, 333-03157, 33-70490, 333-03153, 33-46220, 33-56452, 333-03155, 333-77965, 333-88879, 333-39231, 333-100738 and 333-122124) on Form S-8 and (No. 33-57159) on Form S-3 of Ruby Tuesday, Inc. and subsidiaries of our report dated July 7, 2004, except as to Note 12, which is as of July 14, 2004 and Note 2, which is as of April 18, 2005, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. and subsidiaries as of June 1, 2004 and June 3, 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 1, 2004, and all related financial statement schedules, which report appears in the June 1, 2004 annual report on Form 10-K/A of Ruby Tuesday, Inc.

As discussed in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements for each of the years in the three-year period ended June 1, 2004.

/s/ KPMG LLP
Louisville, Kentucky
April 26, 2005